Exhibit 3.1

Satzung	Articles of Association
der	of
Spark Networks SE	**Spark Networks SE**
1. Abschnitt. Allgemeine Bestimmungen	**Section 1. General Provisions**
§ 1 **Rechtsform; Firma, Sitz und Geschäftsjahr**	**§ 1** **Legal Form; Corporate Name, Registered Office and Financial Year**
(1) Die Gesellschaft hat die Rechtsform einer Europäischen Gesellschaft (*Societas Europaea, SE*) und führt die Firma	(1) The Company has the legal form of a European company (*Societas Europaea, SE*) and has the corporate name
Spark Networks SE.	**Spark Networks SE.**
(2) Sitz der Gesellschaft ist München, Deutschland.	(2) The registered office of the Company is in Munich, Germany.
(3) Das Geschäftsjahr der Gesellschaft ist das Kalenderjahr.	(3) The financial year of the Company is the calendar year.
§ 2 **Bekanntmachungen; Informationsübermittlung**	**§ 2** **Notices; Conveyance of Information**
(1) Die Bekanntmachungen der Gesellschaft werden ausschließlich im Bundesanzeiger veröffentlicht, sofern das Gesetz nicht etwas anderes bestimmt.	(1) The notices of the Company shall only be published in the Federal Gazette (*Bundesanzeiger*), unless specified otherwise by law.

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. §3 (1) Gegenstand des Unternehmens Ist die Beteiligung an und die Gründung sowie die Leitung von Unternehmen oder die Verwaltung von Be. telligungen an Unternehmen sowie die Bereitstellung von Verwaltungs- und Holdingsfunkttonen für diese Beteiligungsuntemehmen, die in folgenden Geschäftsfeldem oder Teilbereichen davon tätig sind: • der Betrieb und die Erbringung von Onlinedlensten in den Bereichen Partnervermfttlung, Dating und Kontaktanbahnung; S3 Objoct and purpose ofth® Company (1) The object snd purpose o/ the Company Is the Investment fn äs well äs the establlshment and managing of companies or the administratfon of equity interesta in companies aa well äs the Provision of adminJstraüve and holding fun<*ons for Its affiBated companles (hat operate tn the following buslness areas or parts thereof: the operatl&n and the provlejon of sen/ices in particular in (he areas of matchmaking, dating and contact inltiatfon; *4tI2. M3M3SOvl rniBiteiKuiacukhduhiwu.H ^Uu \.„.

die Enhvfcklung, der Betrieb und das Vermarkten von Software, die Wartung von Kortakt. netzwerken, das Design und die Herstellung von Computer- Programmen zur Datenver- artwttung und -Verfolgung; the developnwnt. Operation and marketlng of softwBre, main- tenanc® of netwoiks of contacts, deslgn and cnation of Computer programs for data processlng and tracking; das Design und die Errichtung von Homepages und intemet- seilen, Kommunfkattonsdlensten und UntertiaHungsdiensten; the design and cneaüon of homepages and Internet web sites, communtcatfon Services and entertalnment Services; das Veranstalten und Durchführen von gesellschafl. lichen Events, Werbungs. und Vermarktung?diensten und E- Commerce TSHgkeft. the arranglng and conducUng of soclal evente, advertislng and markeüng Services and e-commeroe actfvtty. AuBgenommen sind Tätiflkelten, die einer Eriaubnispflicht nach dem KapltalanlagegeseteE buch (KAGB) oder dem Kredltwesengesetz (KWG) untertlegen. (2) Die Gesellschaft kann in den genannten Geschäftsfetdem auch selbst tätig werden. Die GeseUschaft Ist berechtigt, alle Geschäfte und Maßnahmen vorzunehmen, die mit den vorstehenden Tätigkeitsgebieten in Zusammenhang stehen oder sonst geeignet sind. dem Gesellschafts. zweck unmittelbar oder mittelbar zu dienen Actiw'Ues whldi requlre approval under the Cspital Investmert Code (KAGB) or the Banklng Act (KWG) are exduded. (2) The Company Is entltted to carry out Iteelf aetivlties and operatlons in the aforementfoned IInes of buslness. The Company is enütled to carry out all transacttons end actions whlch are related to the aforementtoned tlnes of buelness or otherwise appropriate to serve directly or Indlrectty the objects of ths Company.

(3) W (3) unä^ßeWebssültten fa, ,„. und'Austand' erTtefrte". wdwB üntorohmttn im'l^'und ^"^pünden. «weriien oder dch'an S; frSI"?^L80?e wtehe u"te^^' ^^_Untemehm^egen8ä7'vw To<rfrter- und BeWKgungsüntwnehmw darf auchG^genstflndtf außartialb der Greiuen des Absatz (Dumteesen. Dte Ges^Bschaft kann ihre TflUgkeK auf ein8n od^eln2elne der fn Abaatzd) genannten Ge®enst8ftde besohränton'. Dte G"eltechaft tet ferner berechägt, ihre Tau keit anzodertalhwtsemfttelbar durch ^LCS'WLmay.estabteh b^n* ^fflöes and PeTOanart-estaßttehme^c'in' 'andabroacr. may. esiablfehor ^^S^^^n0; ^Jtmfl^_^ hold . parttäng M^J» ̂ manage ̂ ^ comp:antes- th_e buefnws WPW»"^ sutoteffaries and cotnptjnte» jn whtJi.the Company hohts a partdpatlng fntereBt niey also Mdude ((nes of buslnesa oaier .than tho*e »iBfimnoed to In para, (i). ThecomPa"y may ibnS H« bushiSss acdyfty to one er sevBnel ofäie (in^'of totöiness referenced to in pan. (i).~Th8 Company further te entitteü to cany out »tebustnewact Inwhoteorin' jMaiwwtTOpy) mitol»<»n<utto<n»*|^. itrt<

Tochter-, Beteffigunffs. und Geinetnschafisuntefnehmen" . aueAiObm ste ksnnln8b«o"dere <hren Betrieb flan ^teawefee an von Ihr abhänge Urtemehmen Obertaswn una/oäar ganz oder teihwefee auf von ihr abhäi^g» Untemehnwn AusgWgtfem. Sie kann eldi •uch auf tfte TfiäBkeit einer gestrfififtstetenden Holding und/oder dte sonsüge Verwaltung eigenen beschränken. 'ndb1Bctly-tt№U8h subsldiaries, through conipäntes in whfch (he Company holde venfaiTM. In partlcular, u may frarofer endforspfn offlte operaBons In whote or In part to «»npanf» controWed by tte Company, The Company aiey ateo ftnft Ha busfness to acttng ea a'manaölng hofdJng Company and/orrssWct Itaeifto admlnfstsring te own assrts. ^ w»ffr»nffi, onintfknp^i, ̂ ^ §4 Höhe und EbiteUwg dw GNn(tk»pltate fiOTti<>n-?, Ph?" c""ffr(, nrnrt 84 Amount end Subdlvteton of the Sharo Caplfal "' ̂ Gr6So,der,6„'selT„. te!'!t (1) n"'urec'PM°ftte cam^ -°""«. l„!„661'385:oo-. (h. worten; 2wel to EUR 2,661.385:00 (in~wo^s':Vu^u^ tMlT..,... lech±"d_ertelnun^^ mi"ion" ^^ ̂WZ ̂usl0 tausend dreihundertfünfundachtzlg Euro). three hundred-eighty fiveT (2) Das Grundkapital ist eingeteilt In 2. 661. 385 auf den Namen lautende Stückaktien. (2) The share capital of the Company is subdivided into 2,661,385 reglstered no-par vafue shares

(3) Der Verwaltungsrat ist ermächtigt, das Grundkapital der Gesellschaft bis zum 29. August 2027 gegen Bar- und/ oder Sacheinlagen einmalig oder mehrmals um bis zu insgesamt EUR 1. 064.554,00 (in Worten: eine Million vierundsechzigtausendfünfhundert- vierundfünfzig Euro) durch Ausgabe von bis zu 1. 064.554 neuen, auf den Namen lautenden Stückaktien zu erhöhen (Genehmigtes Kapital 2022). Der Verwaltungsrat ist ermächtigt, den weiteren Inhalt der Aktienrechte und die Bedingungen der Aktienausgabe festzulegen. Dabei kann die Gewinnberechtigung der neuen Aktien auch abweichend von § 60 Abs. 2 AktG ausgestaltet werden; die neuen Aktien können insbesondere auch mit Gewinnberechtigung ab Beginn des ihrer Ausgabe vorangehenden Geschäftsjahres ausgestattet werden, wenn im Zeitpunkt der Ausgabe der neuen Aktien ein Gewinnverwendungsbeschluss der Hauptversammlung über den Gewinn dieses Geschäftsjahres noch nicht gefasst worden ist. Den Aktionären ist grundsätzlich das gesetzliche Bezugsrecht auf die neuen Aktien zu gewähren. Das Bezugsrecht kann dabei auch ganz oder teilweise als mittelbares Bezugsrecht im Sinne von § 186 Abs. 5 S. 1 AktG ausgestaltet werden. Das Bezugsrecht der Aktionäre bei Ausnutzung des Genehmigten Kapitals 2022 unterliegt jedoch folgenden Beschränkungen: a) Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bareinlagen auszuschließen, wenn die Aktien unter Bezugnahme auf diese Bestimmung zu einem Preis aus e eben werden, der (3) The Administrative Board is authorized to increase the Company's share capital on or before 29 August 2027 by not more than in total EUR 1, 064,554.00 (in words: one million sixty-four thousand five hundred and fifty-four Euro) by issuing up to 1,064,554 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2022). The Administrative Board is authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation rights of the new shares may be determined in deviation from See. 60 (2) German Stock Corporation Act; in particular, the new shares may carry profit participation rights from the beginning of the fiscal year preceding their issuance provided that the General Meeting of Shareholders has not yet resolved on the profit participation for such fiscal year when the new shares are issued. As a rule, the shareholders shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of See. 186 (5) sentence 1 German Stock Corporation Act. However, the shareholders' subscription rights are subject to the following restrictions when utilizing the Authorized Capital 2022: a) The Administrative Board is authorized to exclude shareholders' subscription rights with respect to capital increases against cash contributions provided that the shares are issued, with reference to this rovision, at an issue rice which is

den Börsenpreis der bestehenden Aktien der Gesellschaft nicht wesentlich unterschreitet und die in Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Als Börsenpreis gilt auch der Preis eines an der NYSE American LLC notierten American Depository Shares („ADS"), multipliziert mit der Anzahl der ADSs, die eine Aktie repräsentieren. Auf die Begrenzung von 10 % des Grundkapitals ist der anteilige Betrag des Grundkapitals anzurechnen, (i) der auf Aktien entfällt, die während der Laufzeit des Genehmigten Kapitals 2022 aufgrund einer Ermächtigung zur Veräußerung eigener Aktien gemäß §§ 71 Abs. 1 Nr. 8 S. 5, 186 Abs. 3 S. 4 AktG unter Ausschluss eines Bezugsrechts veräußert werden; (ii) der auf Aktien entfällt, die zur Bedienung von Bezugsrechten oder in Erfüllung von Wandlungs- bzw. Optionsrechten oder -pflichten aus Wandel- und/ oder Optionsschuldverschreibungen, Genussrechten und/ oder Gewinnschuldverschreibungen (bzw. Kombinationen dieser Instrumente) (zusammen „Schuldverschreibungen") ausgegeben werden, sofern die entsprechenden Schuldverschreibungen während der Laufzeit des Genehmigten Kapitals 2022 in entsprechender Anwendung von § 186 Abs. 3 S.4 AktG unter Ausschluss des Bezugsrechts der Aktionäre ausgegeben werden; sowie (iii) der auf Aktien entfällt, die während der Laufzeit des Genehmigten Kapitals 2022 auf der Grundlage anderer Kapitalmaßnahmen	not substantially below the stock exchange price of the existing shares of the Company and that the shares issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term "stock exchange price" may also refer to the price of an American Depository Share ("**ADS**") listed on the NYSE American LLC, multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2022 on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively "bonds"), provided that the corresponding bonds are issued during the term of the Authorized Capital 2022 in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders' subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2022 on the basis of other capital measures excluding shareholders' subscription rights in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation

unter Ausschluss des Bezugsrechts der Aktionäre in direkter oder entsprechender Anwendung von § 186 Abs. 3 S. 4 AktG ausgegeben werden.	Act.
b) Der Verwaltungsrat ist ferner ermächtigt, das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bar- und/ oder Sacheinlagen auszuschließen, wenn die neuen Aktien unter Bezugnahme auf diese Bestimmung im Rahmen von Beteiligungs-oder Vergütungsprogrammen bzw. Beteiligungs- oder Vergütungsinstrumenten an Personen, die in einem Arbeits- oder Anstellungsverhältnis zur Gesellschaft oder zu einem von ihr abhängigen oder in ihrem (mittelbaren) Mehrheitsbesitz stehenden Unternehmen stehen, oder an geschäftsführende Direktoren der Gesellschaft und/ oder Mitglieder von Geschäftsführungen von abhängigen oder im (mittelbaren) Mehrheitsbesitz stehenden Unternehmen oder an Dritte, die diesen Personen das wirtschaftliche Eigentum und/ oder die wirtschaftlichen Früchte aus den Aktien überlassen (insbesondere auch durch Lieferung von ADSs), ausgegeben werden sollen. Die neuen Aktien können an die genannten Personen dabei insbesondere auch zu einem vergünstigten Ausgabebetrag (insbesondere auch zum geringsten Ausgabebetrag im Sinne des § 9 Abs. 1 AktG) und/ oder gegen Einbringung von Vergütungs- oder ähnlichen Ansprüchen ausgegeben werden. Die neuen Aktien können ferner auch unter Zwischenschaltung eines Kreditinstituts oder eines nach § 53 Abs.1 S. 1 oder § 53b Abs. 1 S. 1 oder Abs. 7 KWG tätigen Unternehmens ausgegeben werden, das diese Aktien mit der Verpflichtung übernimmt, sie bzw. ADSs, die Aktien repräsentieren, an die	b) The Administrative Board is further authorized to exclude shareholders' subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned

vorstehend genannten Personen zu liefern bzw. ihnen anzubieten. Die in Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien dürfen insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung.	above. The shares issued under this authorization for the exclusion of subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.
c) Der Verwaltungsrat ist darüber hinaus ermächtigt, Spitzenbeträge vom Bezugsrecht der Aktionäre auszunehmen und das Bezugsrecht der Aktionäre auch insoweit auszuschließen, wie dies erforderlich ist, um den Inhabern bzw. Gläubigern von Wandlungs- oder Optionsrechten aus Wandel- oder Optionsschuldverschreibungen, die von der Gesellschaft oder einem in- oder ausländischen Unternehmen, an dem die Gesellschaft unmittelbar oder mittelbar mit der Mehrheit der Stimmen und des Kapitals beteiligt ist, ausgegeben wurden oder werden, bzw. den hieraus im Falle eines eigenen Wandlungsrechts der Gesellschaft Verpflichteten ein Bezugsrecht in dem Umfang zu gewähren, wie es ihnen nach Ausübung der Wandlungs-oder Optionsrechte bzw. nach Erfüllung einer Wandlungs- oder Optionspflicht zustünde.	c) Furthermore, the Administrative Board is authorized to exclude the shareholders' subscription rights regarding fractional amounts and also to exclude the shareholders' subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.
d) Der Verwaltungsrat ist ferner ermächtigt, bei Kapitalerhöhungen gegen Sacheinlagen – insbesondere zum Zweck des Erwerbs von Unternehmen, Unternehmensteilen oder Beteiligungen an Unternehmen, im Rahmen von Unternehmenszusammenschlüssen und/ oder zum Zwecke des Erwerbs sonstiger Vermögensgegenstände einschließlich Rechten und	d) Additionally, the Administrative Board is authorized to exclude the shareholders' subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims.

Forderungen, auch gegen die Gesellschaft oder ihre Konzerngeseltschaften - das Bezugsrecht der Aktionäre auszuschließen.

(4) Der Verwaltungsrat ist ermächtigt, das Grundkapital der Gesellschaft bis zum 28. Juli 2025 gegen Bar- und/oder Sacheinlagen einmalig oder mehrmals um bis zu insgesamt EUR 266. 138,00 (in Worten: zweihundertsechsundsechzig- tausendeinhundert-achtunddreißig Euro) durch Ausgabe von bis zu 266, 138 neuen, auf den Namen lautenden Stückaktien zu erhöhen (Genehmigtes Kapital 2020/1). Der Verwaltungsrat ist ermächtigt, den weiteren Inhalt der Aktienrechte und die Be- dingungen der Aktienausgabe festzulegen. Dabei kann die Gewinnberechtigung der neuen Aktien auch abweichend von § 60 Abs. 2 AktG ausgestaltet werden; die neuen Aktien können insbesondere auch mit Ge- winnberechtigung ab Beginn des ihrer Ausgabe vorangehenden Geschäftsjahres ausgestattet werden, wenn im Zeitpunkt der Ausgabe der neuen Aktien ein Gewinnver- wendungsbeschluss der Hauptversam- mlung über den Gewinn dieses Geschäfts- jahres noch nicht gefasst worden ist. Den Aktionären ist grundsätzlich das gesetzliche Bezugsrecht auf die neuen Aktien zu gewähren. Das Bezugsrecht kann dabei auch ganz oder teilweise als mittelbares Bezugsrecht im Sinne von § 186 Abs. 5 S. 1 AktG ausgestaltet werden, Das Bezugsrecht der Aktionäre bei Ausnutzung des Genehmigten Kapitals 2020/1 unterliegt jedoch folgenden Beschränkungen; a) Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre bei Kapital- erhöhungen gegen Bareinlagen aus- zuschließen, wenn die Aktien unter Bezugnahme auf diese Bestimmung zu einem Preis ausgegeben werden, der den Börsenpreis der bestehenden Aktien der Gesellschaft nicht wesentlich unterschreitet und die in (4) The Administrative Board is authorized to increase the Company's share capital on or before 28 July 2025 by not more than in total EUR 266,138.00 (in words: two hundred sixty-six thousand one hundred thirty-eight Euro) by issuing up to 266,138 new registered no-par value shares on one or several occasions against contributions in cash and/or in kind (Authorized Capital 2020/1). The Administratwe Board is authorized to define the further content of the shareholder rights and the terms and conditions for the new stock issuance. Thereby, the profit participation nghts of Ihe new shares may be determined in deviation from See. 60 (2) German Stock Corporation Act; in partlcular, the new shares may cany profit participation rights from the beginning of the fiscal year preceding their issuance provided that the General Meeting of Shareholders has not yet resolved on the profit participation for such fiscal year when the new shares are issued. As a rufe, the shareholdere shall be granted the statutory subscription rights to the new shares. The subscription rights may also be fully or partially granted by way of indirect subscription rights within the meaning of See. 186 (5) sentence 1 German Stock Corporation Act However, the shareholders' subscription rights are subject to the following restrictions when utilizing üie Authorized Capital 2020/1: a) The Administrative Board is authorized to exclude shareholders' subscnption rights with respect to capltal increases agalnst cash contributlons provided (hat the shares are issued, with reference to this Provision, at an issue price which is not substantially below the stock exchange price ofthe existing shares of the Com an and that the shares

Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung. Als Börsenpreis gilt auch der Preis eines an der NYSE American LLC notierten American Depository Shares („ **ADS** "), multipliziert mit der Anzahl der ADSs, die eine Aktie repräsentieren. Auf die Begrenzung von 10 % des Grundkapitals ist der anteilige Betrag des Grundkapitals anzurechnen, (i) der auf Aktien entfällt, die während der Laufzeit des Genehmigten Kapitals 2020/I aufgrund einer Ermächtigung zur Veräußerung eigener Aktien gemäß §§ 71 Abs. 1 Nr. 8 S. 5, 186 Abs. 3 S. 4 AktG unter Ausschluss eines Bezugsrechts veräußert werden; (ii) der auf Aktien entfällt, die zur Bedienung von Bezugsrechten oder in Erfüllung von Wandlungs- bzw. Optionsrechten oder -pflichten aus Wandel- und/oder Optionsschuldverschreibungen, Genussrechten und/ oder Gewinnschuldverschreibungen (bzw. Kombinationen dieser Instrumente) (zusammen „Schuldverschreibungen") ausgegeben werden, sofern die entsprechenden Schuldverschreibungen während der Laufzeit des Genehmigten Kapitals 2020/I in entsprechender Anwendung von § 186 Abs. 3 S. 4 AktG unter Ausschluss des Bezugsrechts der Aktionäre ausgegeben werden; sowie (iii) der auf Aktien entfällt, die während der Laufzeit des Genehmigten Kapitals 2020/I auf der Grundlage anderer Kapitalmaßnahmen unter Ausschluss des Bezugsrechts der Aktionäre in entsprechender An-	issued under this authorization for the exclusion of subscription rights in total do not exceed 10% of the registered share capital, neither at the time this authorization becomes effective nor at the time of the utilization of this authorization. The term "stock exchange price" may also refer to the price of an American Depository Share ("**ADS**") listed on the NYSE American LLC, multiplied by the number of ADSs representing one share. The 10 % share capital limit shall include the proportionate share capital amount attributable to (i) shares sold during the term of the Authorized Capital 2020/I on the basis of an authorization to sell treasury shares pursuant to Secs. 71 (1) No. 8 sentence 5, 186 (3) sentence 4 German Stock Corporation Act under exclusion of subscription rights; (ii) shares that are issued to fulfill subscription rights or conversion or option rights or obligations arising from convertible bonds and/or bonds with warrants, profit participation rights and/or participating bonds or bonds with warrants or a combination of these instruments (collectively "bonds"), provided that the corresponding bonds are issued during the term of the Authorized Capital 2020/I in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act under exclusion of shareholders' subscription rights; as well as (iii) shares issued during the term of the Authorized Capital 2020/I on the basis of other capital measures excluding shareholders' subscription rights in analogous application of Sec. 186 (3) sentence 4 German Stock Corporation Act.

wendung von § 186 Abs. 3 S. 4 AktG ausgegeben werden.	
b) Der Verwaltungsrat ist ferner ermächtigt, das Bezugsrecht der Aktionäre bei Kapitalerhöhungen gegen Bar- und/oder Sacheinlagen auszuschließen, wenn die neuen Aktien unter Bezugnahme auf diese Bestimmung im Rahmen von Beteiligungs- oder Vergütungsprogrammen bzw. Beteiligungs- oder Vergütungsinstrumenten an Personen, die in einem Arbeits- oder Anstellungsverhältnis zur Gesellschaft oder zu einem von ihr abhängigen oder in ihrem (mittelbaren) Mehrheitsbesitz stehenden Unternehmen stehen, oder an geschäftsführende Direktoren der Gesellschaft und/oder Mitglieder von Geschäftsführungen von abhängigen oder im (mittelbaren) Mehrheits-besitz stehenden Unternehmen oder an Dritte, die diesen Personen das wirtschaftliche Eigentum und/oder die wirtschaftlichen Früchte aus den Aktien überlassen (ins-besondere auch durch Lieferung von ADSs), ausgegeben werden sollen. Die neuen Aktien können an die genannten Personen dabei insbesondere auch zu einem vergünstigten Ausgabebetrag (insbesondere auch zum geringsten Ausgabebetrag im Sinne des § 9 Abs. 1 AktG) und/oder gegen Einbringung von Vergütungs- oder ähnlichen Ansprüchen ausgegeben werden. Die neuen Aktien können ferner auch unter Zwischenschaltung eines Kreditinstituts oder eines nach § 53 Abs. 1 S. 1 oder § 53b Abs. 1 S. 1 oder Abs. 7 KWG tätigen Unternehmens ausgegeben werden, das diese Aktien mit der Verpflichtung übernimmt, sie bzw. ADSs, die Aktien repräsentieren, an die vorstehend genannten Personen /	b) The Administrative Board is further authorized to exclude shareholders' subscription rights with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of the Company or companies controlled by the Company or companies in which the Company holds an (indirect) majority interest, or to Managing Directors of the Company and/or to members of the management of companies controlled by the Company or companies in which the Company holds an (indirect) majority interest or to third parties which transfer the economic property (wirtschaftliches Eigentum) and/or the economic benefits from the shares to the mentioned persons (including, in particular, by delivering ADSs). The new shares may, in particular, also be issued to the mentioned persons at a reduced issue price (including, in particular, at the lowest issue price permissible pursuant to Sec. 9 (1) German Stock Corporation Act) and/or against contribution of remuneration claims or similar claims. Furthermore, the new shares may also be issued through a credit institution or a company operating in accordance with Sec. 53 (1) sentence 1 or Sec. 53b (1) sentence 1 or (7) German Banking Act (KWG) which assumes these shares subject to an obligation to deliver or offer them or ADSs representing the shares to the persons mentioned above. The shares issued under this authorization for the exclusion of

zu liefern bzw. Ihnen anzubieten. Die in Ausnutzung dieser Ermächtigung zum Bezugsrechtsausschluss ausgegebenen Aktien dürfen insgesamt 10 % des Grundkapitals nicht überschreiten, und zwar weder im Zeitpunkt des Wirksamwerdens noch im Zeitpunkt der Ausübung dieser Ermächtigung.	subscription rights may in total not exceed 10% of the registered share capital, namely neither at the time this authorization becomes effective nor at the time of the utilization of this authorization.
c) Der Verwaltungsrat ist darüber hinaus ermächtigt, Spitzenbeträge vom Bezugsrecht der Aktionäre auszunehmen und das Bezugsrecht der Aktionäre auch insoweit aus-zuschließen, wie dies erforderlich ist, um den Inhabern bzw. Gläubigern von Wandlungs- oder Optionsrechten aus Wandel- oder Optionsschuldverschreibungen, die von der Gesellschaft oder einem in- oder ausländischen Unternehmen, an dem die Gesellschaft unmittelbar oder mittelbar mit der Mehrheit der Stimmen und des Kapitals beteiligt ist, ausgegeben wurden oder werden, bzw. den hieraus im Falle eines eigenen Wandlungsrechts der Gesellschaft Verpflichteten ein Bezugsrecht in dem Umfang zu gewähren, wie es ihnen nach Ausübung der Wandlungs- oder Optionsrechte bzw. nach Erfüllung einer Wandlungs- oder Optionspflicht zustünde.	c) Furthermore, the Administrative Board is authorized to exclude the shareholders' subscription rights regarding fractional amounts and also to exclude the shareholders' subscription rights to the extent required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by the Company or a national or foreign subsidiary in which the Company either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an own conversion right of the Company, to holders or creditors, respectively, being obligated thereby, subscription rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively.
d) Der Verwaltungsrat ist ferner ermächtigt, bei Kapitalerhöhungen gegen Sacheinlagen – insbesondere zum Zweck des Erwerbs von Unternehmen, Unternehmensteilen oder Beteiligungen an Unternehmen, im Rahmen von Unternehmenszusammenschlüssen und/oder zum Zwecke des Erwerbs sonstiger Vermögensgegenstände einschließlich Rechten und Forderungen – das Bezugsrecht der Aktionäre auszuschließen.	d) Additionally, the Administrative Board is authorized to exclude the shareholders' subscription rights when increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the context of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims.

(5) Das Grundkapital ist um bis zu EUR 1.330.692,00 (in Worten: eine Million dreihundertdrelßigtausendsechshundert- zweiundneunzig Euro) durch Ausgabe von brs zu 1, 330.692 neuen, auf den Namen lautende Stückaktien bedingt erftöht (Be- dingtes Kapital 2020/1). Die bedingte Kapitalerhöhung dient der Gewährung von auf den Namen lautenden Stück-aktien bei Ausübung von Wandlungs. oder Options- rechten (oder bei Erfüllung entsprechender Wandlungspflichten) oder bei Ausübung eines Wahlrechts der Gesellschaft, ganz oder teilweise anstelle der Zahlung des fälligen Geldbetrags Stückaktien der Ge- Seilschaft zu gewähren, an die Inhaber von Wandel- oder Optionsschuldver- Schreibungen, Genussrechten und/oderGe- winnschuldverschreibungen oder Kombina- tionen dieser Instrumente ("Schuldver- Schreibungen"), die aufgrund des Ermächtigungsbeschlusses der Hauphfer- Sammlung vom 29. Juli 2020 bis zum 28. Juli 2025 von der Gesellschaft oder einem nachgeordneten Konzernunter- nehmen gegen Bareinlage ausgegeben werden, Die Ausgabe der neuen Aktien erfolgt zu dem nach Maßgabe des vorstehend bezeichneten Ermächtigungs- beschlusses Jeweils zu bestimmenden Options- oder Wandlungspreis. Die bedingte Kapitalerhöhung ist nur im Fall der Begebung von Schuldverschreibungen, die mit Optionsrechten oderWandlungsrechten oder -pflichten ausgestattet sind, gemäß dem Ermächtigungsbeschluss der Haupt- Versammlung vom 29. Juli 2020 und nur insoweit durchzufOhren, wie von Options- oderWandlungsrechten Gebrauch gemacht wird oder zur Wandlung verpflichtete Inhaber oder Gläubiger von Schuid- verschreibungen ihre Verpflichtung zur Wandlung erfüllen oder soweit die Gesellschaft ein Wahlrecht ausübt, ganz oder teilweise anstelle der Zahlun des (5) The share capital of the Company is conditionally increased by up to to EUR 1, 330,692. 00 (in words: one million three hundred thirty thousand six hundred ninety-two Euro) by issuing up to 1, 330, 692 new no-par value registered shares (Conditional Capital 2020/1). The conditional capital increase serves the issuance of registered no-par value shares upon the exercise ofconvereion orwarrant rights (or upon fulfilment of corresponding conversion obligations) or, when exercising the Company's right to choose to partially or in total deliver no-par value shares of the Company instead of paying the due amount of money to the holders of convertible bonds or warrant bonds, profit participation rights and/or income bonds or a combination of these Instruments (coltectively the "Bonds") issued by üie Company or by a subsidiary of the Company against cash contribution until 28 July 2025 on the basis of the authorizatron of the general meeting of 29 July 2020. The new shares are issued at the respective warrant or conversion price to be established in accordance with the aforementioned authorization resolution. The conditional capital increase shall only be implemented if bonds carrying warrant rights or conversion rights or obligations in accordance wlth the authorization resolution adopted by the Annuai General Meeting on 29 July 2020 are issued and only to the extent (hat warrant or convereion rights are exercised or the holdere or creditors of bonds obliged to exercise the warrant or conversion rfght fulfill their obligations or to the extent that the Company exercises Its right to choose to partially or in total deliver no-par value shares ofthe Company instead of payment of the due amount of money and fnsofar äs In each case no cash compensation is ranted or treasu shares or shares of 15

fälligen Geldbetrags, Stückaktien der Gesellschaft zu gewähren und soweit jeweils nicht ein Barausgleich gewährt oder eigene Aktien oder Aktien einer anderen börsennotierten Gesellschaft zur Bedienung eingesetzt werden. Die neuen Aktien nehmen von dem Beginn des Geschäftsjahrs an, in dem sie entstehen, und für alle nachfolgenden Geschäftsjahre am Gewinn teil; abweichend hiervon kann der Verwaltungsrat – soweit rechtlich zulässig – festlegen, dass die neuen Aktien vom Beginn des Geschäftsjahrs an, für das im Zeitpunkt der Ausübung von Wandlungs- oder Optionsrechten, der Erfüllung von Wandlungs- oder Optionspflichten oder der Gewährung anstelle des fälligen Geldbetrags noch kein Beschluss der Hauptversammlung über die Verwendung des Bilanzgewinns gefasst worden ist, am Gewinn teilnehmen. Der Verwaltungsrat ist ermächtigt, die weiteren Einzelheiten der Durchführung der bedingten Kapitalerhöhung sowie die technischen Voraussetzungen und Abläufe für eine eventuelle Umwandlung der Bezugsaktien in ADSs festzulegen.	another listed company are used for serving these rights. The new shares participate in profits from the beginning of the fiscal year in which they are created and for all subsequent fiscal years; in deviation hereof, the Administrative Board may, to the extent legally permissible, determine that the new shares participate in profits from the beginning of the fiscal year for which at the time of the exercise of the conversion or option rights, the fulfilment of the conversion or option obligations or the granting (of shares) instead of the amount due, a resolution by the General Meeting as to the appropriation of the balance sheet profit has not yet been passed. The Administrative Board is authorized to stipulate the further details of the implementation of the conditional capital increase as well as the technical requirements and procedures for an eventual conversion of the subscription shares into ADSs.

16

§ 5 Aktien	§ 5 Shares
(1) Die Aktien lauten auf den Namen. Die Gesellschaft führt ein elektronisches Aktienregister. Die Aktionäre haben der Gesellschaft die gemäß § 67 Abs. 1 S. 1 AktG in der jeweils anwendbaren Fassung erforderlichen Angaben zur Eintragung in das Aktienregister mitzuteilen. Ferner ist mitzuteilen, inwieweit die Aktien demjenigen, der als Inhaber im Aktienregister eingetragen werden soll, auch gehören. Sofern Aktionäre eine elektronische Adresse zum Aktienregister übermitteln, wird die Gesellschaft die Mitteilungen gemäß § 125 AktG auf elektronischem Weg an diese Adresse übermitteln, sofern der Aktionär diesem Vorgehen nicht ausdrücklich widerspricht. Der Verwaltungsrat ist – ohne dass hierauf ein Anspruch besteht – berechtigt, diese Mitteilungen auch auf anderem Weg zu versenden.	(1) The shares of the Company are registered shares. The Company maintains an electronic share register. The shareholders must provide the Company with the information required for entry in the share register pursuant to Sec. 67 (1) sentence 1 German Stock Corporation Act (AktG) as amended. Furthermore, it must be communicated to which extent the shares belong to the person who is to be entered as the holder in the share register. If shareholders submit an electronic address for entry in the share register, the Company will send notifications pursuant to Sec. 125 German Stock Corporation Act (AktG) by electronic communication to this address, unless such shareholder expressly objects to this procedure. The Administrative Board is entitled to send – but no shareholder entitled to request receiving – these notifications by other means.
(2) Die Gesellschaft ist berechtigt, Aktien in Einzel- oder Sammelurkunden zu verbriefen. Form und Inhalt der Aktienurkunden sowie von Gewinnanteils- und Erneuerungsscheinen bestimmt der Verwaltungsrat. Der Anspruch der Aktionäre auf Verbriefung ihrer Anteile ist ausgeschlossen.	(2) The Company may certify shares by individual or global certificates. Form and content of the share certificates as well as of profit share and renewal certificates are determined by the Administrative Board. The shareholders' right to have their shares evidenced by certificates is excluded.
(3) Bei einer Erhöhung des Grundkapitals kann die Gewinnbeteiligung neuer Aktien abweichend von § 60 Abs. 1 und 2 AktG bestimmt werden. Junge Aktien aus einer künftigen Kapitalerhöhung können mit Vorzügen bei der Gewinnverteilung versehen werden.	(3) In the event of an increase in share capital, the profit share of new shares may be determined in derogation from Section 60 paragraphs 1 and 2 of the German Stock Corporation Act. New shares from a future increase in share capital may be granted preferential rights in the distribution of profits.

3. AbsdinBL Vfirfassuna :SeetIon A Coiurtltutton flifthe Üömuuw i« Monteäschss Sytem; Orflane OA^er System; ffiwmlnö Bodibs (l) Dte G(sdl8<3i8ft hat eine monfsUsclw (1) The Cotnpany has a oiwtler UntemebrtiaisldtungB. yndKontrofetruktur. maniwanent anä adminlsb'ative fystwn. p) Die Organe der Gesellschaft «nd; (2) The öow"*% bodtes öf the Gojnpany are: ti) der Vewaltungsrat? und a) the AdmlnlstrßBve Board; and b) die Haupfci/wsammtuns. (3) Die gwcftaftaKihrwtdwOh^ktoten führen öle GeschiSftiB der SwBn&eihaft. Indem rie die Grundlinien und Vorgaben umsetEen, die derVerwaltungsrat aufeteilt. b) (he General Meeängof SharehoWere. (3) Tbe Company'e Maftaglrg Dfreotore ere managlng the Company tiy Impfemenfinjg the princlples and güldenes estaälshed by fte AdmlnlstreUve 8o*rd. AharhniUL BI* aendhaflaÜlhEBadui Direktoren; acfttloh A. Tho Manatrtno Dlr&ston s? §7 Bestellung, Zu^ffindietott, AßbwufUtig Appolntmsnt, Ro^ronslbnitfe». Removal (1) Der VerwaHunflsrat bsatatH eTnen odw mehrere fl«»ch8ftisn»uwide DlreKtoren. Mitglieder das Veiwajltungsnts können zu esehaftefOhrtriden DlrBktoren besteBt (1) Th8 AdmhilBtoattve Board shaU appptttt pne pr more Managing Directoi». Membere o( the Admlrtstraflve Board tha be ;a nted a» ana l l|4t|MOi2rfi30vI 1*»111*1*<]t» ^»u^TON^Iihir 18

Wertten, sofern dte Mehrtatt dm VwiudtungwBts wsuwttn aus nteHt geschflftsRUwBhifeft MH^tedem besteht Nrectore iwwrfdBd thaf the »nembere not wrrina äs MäniSlng EBr^orfc shall ai all ttwa ooneBtute the m^lority of the Admlristraflve Boani memberB. (^ Der Veiwatdmgsrat . tamn eawi ^Z) TheAdinlntetraäveBoartmaynwnlr^te gestshflttstöhiiBnden Direktor »m one of thero Ma»»glng DlrwtorB äs VorsfKenden dar GesdKßdührung (Chtef ditefexecuävBofltoer<OEO)andoneor Executive Offlcer, CEO)fimenoen und einen two ftjrther Managlftg Dinctor» ss hie odw weä weltera geschSRsfiihrande depuües. Direktoren zu seinen StetlvertrBtetn ernennen. (3) Sind tnetvew gesäiaftsfOhrende Diflaktoren bwteflt, kännen iBle sich eine Gesdiflflteorctilüng gdxin, sofern nicht der Vemaltungsrat ^n? Qe$chäftsordnung für die gesßhflftsfßhrandar» Dtrdctor&n örlflsst. W If at lcast two Uenaging Dlrectore are Bppolnted, they may gdqrt thcilr <wn rvAes of proeeditre, untoss V№ AdmlristnaUws Board adt^/ts rulw of proce^ureforthe Martagtng Dlraotöre. (4) Die gi8»chäftsfi№fttn<ton-Dln»ktoran föhren die Gesäiöfte der Qessllschaft nach Ma&flabe der Oeset», dlwar Sabung, der Gesctöftsordnyng för die fläschäffiWthrentton DireKtcren und den V\felsungen des Verwaltimgsrats. (4) The Matiaglng Nreetore »KBB conduct the buslnpss of №9 Company In accordance w(th ^tutary provtelon&, fliese artidBS of a«oaalton, №a rutos ot procedure for-<he Managlng DlrectorB and fte Inetrucäons ofthe AdinlntetrBfive Boart. <5) GeBchftftcfOhwntle Direktoren («»nnw Jederzeit durch Beschluss des Verwaltungsrates abberüfW werden. {B} Managtng Otreictor» (*|ay be rsntoved jhpm pfli<?e et any ttne by resoluUon of theAdlrtntetraüve Board.. 56 Vertretung der Gesellschaft 5< RBprwtantfng the Company (1) Ist nur dn gescäiäftBfflhrender OIrektor bestellt, so vertritt er da <3eseVs<*iaft alletn. Sind m eschfiftsftihrende OireldöreB (1) If onty one Menagtng Dlrector fe awolnted, be »hall have sole and tndlvtöual aufhört resent the «#J2.30SKW3(lh?l A.T«»b «»*"*»< IWWJW" 18 bestellt, so wird dltt Oeseaschaft durdi .awal gMchäfte№»WBn<fe DlnsktM-en tidöir duffih alnan getehfiftstonrisndert Ob-dttor In Gemeinschaft mft eliwm PnriiuridKi Company. If at Iwst two Manaifllng Otrwtore are ap^dnted, the Goidpany fihaH eBhw be Tesjdly rq?resented by tf№ Mapajibg Dlredors ör by one .Managhg Dittcüw änd one exeouUve flfflcer wsted yrflh power qf commercfal rei»esenfat(on under German Isw (PmterfsO. (2) Der Veiwattungsrat kann bestimmen, dass (Z) einzelne oder alte gesoh8RB(ohr$nden Dlrtktoten elniBBhrertretung^Tcfugt dod. The AdmIristraUve Board (pay dieitBnnine thtf Indlvldua) or all Managlng Dlrectoia hava sote and indMdual eutftority to rqweserrt the Company, 0) Der VswaKungsrat kann femer dnzelne oder alle gBschaftefQhwnden Direktoren aKgemebi oder for den Ebsctöfsä von dem Verbot der MehrfatthvertretWig des §181 Alternative 2 BOB befwton; §41 Abs. 5 SE^Öbfelbtunberohrt. (3) The Adinfnteh^flve Boanl may füiflw retease IndMdual or alt Managlng DIrecto« from tt» proWblüon on mutüple i representaücm purauant to SecUai 181 aftonstiveä: of the German Clvll Code (B0B) In general or In spedflc CBSÖS; SecUon-41 para. SoftheSEAG remalns unaftected. Zusttrtlinungsbftdtliftlgip Gaschffte . $9 Transacüons R«(ulring Appr&val (2) Öle fl*$ehSftsführenden CHrektaren dürten- die folgenden iWaßnahmän Und Gfesdiätte nur rtttt wrtieriger Z<,»dmmung de? Verwettiwgsrats AuäfQhmn: a) Verabsditedüng 4W jährlichen Budgetptanimg für die GösflBöcbsß und Ihren Toehterufitemehnieft'fOr das folgende Ge8cWfteJalv (Prouisüofl, Umsatz, Pereonal. Investments, FIrtanzleru ü Gewinn- und <1) The Managlng Direotore ̂ le» wacute th0 foltowlno meaeurea and (rgnsadlons only wtth tt» prior approval of th6 AdraintstraUve Boerd: a) Adofrflnö the annuat budget planntnfl /prthe Company and te subsldlättes for the cwilng buatneös year (productton. tumover. pereonnd. Investment, fin eswell äs snü foss «•<«ra'?MM!?»v!. it.tUtB» <n«juji 20

Vefft»4»lanunGÖ •Btfdgetplanung*);- (die Nannlng) (the • -Budgat Plannlng*); b) Erwert» und UntemehniBn. UntemehnwnabetelBgungcn und Untemehmenstelleft, wwin der Gegenwert vom Veiwattitngwat festB^egte Wer^rtozcn Oberstelgt Ausgeoortunen sind, SOWBII vom Verwaltunflfirat nicht andeis besUmmt, Erwört» und Veräußerung von und an verbundene Unternehmen i.S.d. §§ 15 ff. Alcäengesett. Vwaußeremg von b) Aoqufsläün and dteposgl of wterprties, (nterest» in companles . and parts of compantes, In ws» th» value expeeds the ttresholds ettpidated by the Adminletraflve Board. Thfe does not appty, to the extern not stTpdatcd to the cohtrary by the Admlristrative Board, 1o the acqutsHlon äftd dteposal from or to afflflatod companlw (virtthin Qw maanlng of§§ IS et sfcq. Gennan 8tod< Corporations Ac9. c) InvesUäonen In das Aitiag^vetinögen Ober einen vom VemaNunösrat für don Elnzelfall oder das betrefffind Gasätiaft^atir festgel^ten Betrag hinaus; und c) Spending for addlUons to flxed assets {Inve^Ktonon in dw Anfagevermüderi) In excesa of threshords äs detennbied by the AdtnlnlstraiBve, Board per IndMdya) caw ör for äie respecüve budnese year, and d} Aufnahme von FinanzverWndIlchtolten, wann deren Umfang vom , VerwaItunawBt •lastgüsgte Wertgrtnzw O&orBtelgt. d} Incurrenoe of flnandal obllgatlons [ (n case <he va(ue eteeeds . thetr i thresholds stipulated by the' Admlntatrath^ Board. (2) Mrönahin»/» oder Trsnsakflon&n, die auBdroddldi In der vom Vwwattungsrat genehmigten Bu^getplanung wtbaltm «Ind., bedQfen keiner wsSüMvm Zustimmung durdi dw» Verwajtungsrat gemaa vorstehendem Absafccl, es sä den die betreäfenda Ma&nalwie oder Transaküpn flbWaotifWtet wart-t«*. feäßlK B ffBn {2} Measures or tränsäcBons spoefficalfy addmssed In the Budget Plannlng äs approved by the Admlntefaaäve Board dö not requlre a separete approval oflhe Administrative Board ander para. 1) fbaw, uiitesa tbe relevant measun or tasnsactfon excesds In torms oif wlue/atiitiurtt äie atriount d llmlt >gMMj^g3»»I A. »<«tk. l»<B«t^ 21

BetrBg:oder die öisnaiß, die fflr dto JmielBge Ma&nahfne oder Transaleädn In diar genehmigten Büd^Gäptenürtg voigetehen tot, • provkled for such meBsure br frjänsiacöon (n fta spproved Budget Ptenrflng. ^ Das Recht d« Vewattungsrafo. vwttere (3) the AdmtnNraBve Boart's r^ht to MaßnBtmienundOMdiflftezubesUmmen. detennlne further. measures and cffe nur mit seiner ZusUn'imurg francacUons pequtring its approval «han vorgenommen wefdön «ürfui, bletüt wnialn unBtfectod. unberilhrt. 6. Abschnitt. Der Vcrwaltunaarat Sectton 6. The AdmlniBtraäys^oanl. 1 §10 Zusammensetacunfl undAmtedaUer $10 Cpmposltjon and Tarm of Office (1) Der Verwaltui^N^t • dar Gesellschaft besteht aus mlndtetBns ttrel Mltgtfedem. Im Qbriger» . bestimmt dte Hsuptvereammlung die 2^hl der Mitglieder d88 Verwaftungsrefe unter Beairfitung der Regelung In § SS Abs. 1 SEAG. Sämfllohe MttgBederdes Verwaltungerats wsrden von der Hauptvereanimlung bestellt (1) Tha Company's Administrative Bcwd '• oomprises et teast three membere. j ftysat fföm that, the General Meeting of SharehoWers shaU dBtennlne the numbar of the AdmlnlstfeUve Board menibas fn acccffdance wWi the pro^slone of secäw y3 para, 1 of the SEA6. All membere of the Admlrdötndvö Board are etocted by the Ganeral Meaäntt of^arohotders. (2) Die Wahl der MHgUsder des Verwaltungsrats wfölflt, eofem die Haupfve»»ammlung bd deii- WaW ketae kältere Amtszeit bestlmnrt, (Ur den Zetfejium bte wr B^BniSQUrv d€lr Hauptvereammlung. db O&srfhreSnüaatung fflr das vi<Bte GeschStejahr fiü Beginn Ihrer AmtBzett beschließt, wobei das Geschaits iahr l dem dte AnrlsaeH be (hnt p) Untow the General Meeäns et ShareholtiaifS detemiines 6 stiortor tCTin. the tnembers flf the AdmlntetraUve Board ara elected tora wm endlng wtth thß dose esf the Generät MeeUi^ of Shareholdera wtdch nasohres ön the formst approval of thdr aete for th6 fourth flacd ear followtn the «Sts.Mia.sWvt 22 nicht nrifaurechnen ist, höchstens Jedoch für sechs. Jäh». Wtectetbestpllungen sind xuSSssSg, oofm^ncwew of thelr term, not cöunting ttw year In which äWr tenn of Office comhiencw, howww, fw a tejm of dx yean» at the IpngBst I^Bppdntmente are pem»ls?(ble. (3) Eigänzungswahlen erfolgen für die restliche Amtszeit des ausgeschtedenen Mftglleds, sofern die Hauptvereamihlyng bei der Wahl kefne abweichende Atntazdt bgstlmint, die jedoch d(e nach Absatz (2) zulässige Höchstdauer nicht Oberechreiten darf. (3) Substtute elecflons shaH be tield (or the remalnlng päfed of offlce of any mmitw withdrawlng ftom the Adoilnlstraffve Board unieas fl» Genenal Meeiinfi crf ShapWoRto» determlnes a dlffensrt term on the'occaslon of the elacttön whfch, hpvrever, must not exceed the pennltted maxlmum tonn accortlng to para. (2). (4) FOr Mltöltscter des VwwaKudgsrats können gleichzeitig m» deren Wahl Bsatanfl^leder gewählt werden. Ist bei der Wahl Xdne anderweitige Besümmung getroffen worden, träen sie in dar Rethenfolga Ihrer Wahl an die Stelle v<azelüo. ausscheidender, gleichzetüB von da- HauptvCTBammlung gewährter VerwattungsratsmltgUeder. Tritt ein Ereatzmiütled an die 6toHe dnea vorzeitig ausgestfiledenen VerwaltungsratsmltgUeds, so efflscht e^n Amt, falls nach Elrrtritt dea ersatzfaltes Im Wege der Effldnzunaswahl ein Nachfclger tür das ausgeschTedene VaiwaltüngBraternltglIed gewähR wbd, mft der Bseftdlgung der Mauptvereammlung, In der dto Erigflnzungswahl erfolgt, anderenfalte mit Ablauf der r^afitchßn Amtszält des Ausgeschtedeneft. ßrilscht das Anit des RrsatzmttgUöds durch EigänzunBswaht № den Aüsgeöphtedenen, erianfgt des Eiärtanhglled setae vörirtrige Stellung als (4) SutaUfarte mwtibert mey b® etected for mcmbers of the Adtninlstraflve Board stmultaneousfy wlth the relevant member's etecdw. If not sUpulated othprurise In the slecHon. <ha substltyte members repface, In the Order of Ihdr ele^ton. prematurely wfthdrawlng mismbers <rf the Admlntafratfve Board vihich wäre etectod by <he same Genera» Me^lng of Shamhrtden. In cess a substftute member replaces a piwnaturtely wltftdrewüig member ofthe AdmtnlstraUve Board, Ms offkse -ends. (F after the eubsBtuUon sftueitlon has oocwred a sucoessor for the wlthdnwtng AdmInO&aUve Board merttber te etoctad by way of a by- etecüon, wffii the dose of the General Meeting ofShareholders In whidithe by- efecüon i» resolved on, otheiwts'e vAth tbe end ofthe rtnnalnJng Itenri of offlce of Ole wlthcfrawlniß Administrative Board member. If fte tenn of ofRoe of the Mtl?-KB2^i30vI A.nmBiBnon»! 23

Ersatzmitglted №r VerwateBifisratemSgUecleraaffQck, andeis nibsätute membBr ends by by^tecfion fiMrtt»withdnnirirg AdoiWsbiBv^ Board tnemtw, üie substtutB mernbff- reöfilns Us poevtous Office äs sidistitute meinl»^ for othw membWB ofthe AdmfntetraBve Boart. ^) Jwtes Verwsltungataitwnltgltod kann sein Amt initer Einhaltung einer Frist von ̂ nem Mottft 4yreh tfns ao .tiea V<irettmi(ton des V0rwaltung»fflte - o8W bn Falle einer Aflitsrteäwiegurg durch, den Vorsteenden ctes Verwäitungsrats en sfelnen Stdhwtote- « zu richtende schrftttiche ErMarung rfederi^gea Der Vorateende des Wsrwslturtgerats - oder hn Falte rtner Amteniederf^gung duroh den Vorsitzenden dws VawaltünflSrats sdn S(elh?Artreter - kann elnftr VerkOmmg der Frfet oclef einem Veäicht auf die Wtahrung der Frist zustlnunen. Da® Recht zur Amtsntedert^ung aus wlchUgam Grund bleibt hfatvon unberilhrt. (5) Eaoh member of the Admlnistrathn» Board may mslon from öfftee by gMng one mortöi's noäce In vfMng <o be dlhwsted to tfte Ohatnnan of ä» Administrative Board or In case <rf roslgnaUon <rf the ChrirmBn cif Uw Adminlstraäve Board to his Vtee- Chatnnsn. Tbe Chalmwn of ths AdmWtrtretlva goard - or In ca$e of reslgnatlon of ÖVB Chatrmen of the Admlnlsfrettve Board hte VIce-Chalrmän - may approve a shoiter nofice period or 8 wahfer of (he notloe psrtod. Thte chail not affect the right to resfgn from offlee for good causa. S 11 VoFsNum^ter und Stellvertretsr S-11 Chalnnan and Vlce-Chalrmen (1) Der Veiwaltui^srtit wShlt aus »stner Mitte (l) einen Voretasndgra und inlndaBten» efnw stellvertretenden Vorbltcendm. Dia Amtea^lten de® Voräteendftn und eine« steftvertretendw Vorateenden entspreclien, sowBlt bei der WteW rtcht korzere ^1rfazelten bestimmt werden, Ihren jewdllgen Anrta»lten ate Verwaftungsrptsmttgiled. The Admlnlatraäw Boanl ehall elect from among №s mwnüers a Chafmisn end at leset one Vtee-Chafnnan. The tenns of ofR» äs Chalrman and Vtee- Chalrman shatl cmesponti to thelr tenns of offlcft äs AiämlnlslrBfive Boaid! membere, unless ttie terme ere! shortened on the occaslon of the elecäon. l»i4M?-il»M330vI .»m«B)»ar( fCH^Ut 24

(2) Wenn der Vorsteende oder ein stethwfretcraJer Vorshzender vo»ze1Sg ai» (Kesenn Amt aüBstfidden, hat der VeraalUmgsrat wwensßgllch eine NeuinW durdizufOhren. (2) If the phidnnan or a Vtee-ChaInnan wtthdraws &om this offl« prematur^y; tfte AdmWsbaÖve Boaid hnnnedtatrty eonduet a new elecUon. <3? Dte dem Vordtzendsn durch Oewtz oder Satzung einBefSuraten bwonderen Befiignlesa ätehen - scnttölt steh aus Gesetz oder SartEUng nicht ein andere» wglbt - Im Falle seiner VarMnderung seinein Stelhwtr^r. Sind Vorelteepder und Stelh/atreter an dw Wfiihmehmung tttrer Aufgeben verhindert, so hat diese Aufgaben fOr dte Dauer d.eT Vertilhdaning das an Leben^eluisn äHeste der verbtelbenden VenraltunBwatemtaNeder zu übernehmen; dies gltt Bntspreöhend, solange weder ein Vorsitzender noch ein Steflvertretw bestellt ist (3) In case the Chaitrman fe pwtäudeid from hte ofRce, äie Vtce-Chalman shafl have the «ame »pectal powei-s confenwi to the Chatanan by steftttoiy tew or the artlctes of assoctaBon to the extwt »tatutory taw or fte arßctes of awodatlon do not provkle olhetwi». In case the Chatnnan and the Vloe- Chafrmen are not sbto to fülffil thelr taste, the oldert tn fye offhe remaWng tnwnbere of the Adminfetralive Board shaH ftilfiU thesa tastcs forthe duratfon of the htndranoe; ttls also epplfes äs lor% äs nefther a Chairman nor a Vte®- Chalrmah )s appolnted. S 12 Aufgaben des Vewsttunpsrate S12 Responslbtlläw oftheAdnrinistraäve Board (l) Der VerwaitungNst telfeit dto eeSBllwhaft, bestimmt dte Gnmdlhileft Ihrer TSttgkeH und Überwactrt deren Ums^teung. Dw yerwaltungsrpt hat die ihm nach Gesetz und dlesör SstaifiQ zunewlBsenen AüfQ&bBn. <1) Tlia AdmbflBtrBUv» Board ehan d№ect the Company, ertabUsh the generaf prinolplBs or ns tiu8(ne8s ana supertflw thelr hnplementatton. The Ad»nirtstra1tve Board has the reisponstbtlifies ' äs stiputeted by stafutory law and Uiese artlctes of association. 25

(2) Dw Veiwaftungsrat Ist behigt, Änderuiyy» der Satajhg, de iw deren Fasswg t»etreffen, zu beBOhfidßw. (2) Ths ̂ mhlUriaSw Boad is empüwewt to adäpt reroluSons on amendlr^ th? arfldäs of assodrttoft wWoh affect the wording only buf not the. sen^e or msanlngthered. (3) Der Veiwältungsrat Gesd^ftsordnung. steh eine (3) ThBAdmhlstraäveBwirdfihalladoptIte own rules of prooedure. 813 SKzungen §13 Meetings (1) Dfe Sitzungen des VerwaltynflsrBte wwden durch den Voistonden des Verwaltur^srats in Texttonn (§ 126b BGS) Unberufen, Die Einberufung muss spätestens . am lO. Tafl vor (ler Sfeung erfölflen. FOr die Währung der Fffst flßnogt die Absendung. In dringenden Faneo kann der Vwitteende diese Frirt ang«na»9en verkarzen und dte Sitzung auch mOrxtüch, femmOndltch oder durch Nuteunfl wrwllger TetetommunIkpiBonsmlttfil elobenffwi. Die Gescbansortnung des Verwaltungwato kann sngetti^n oder <Qr bestimmte Pfito die In Säte 2 bestimmte Rrisf verkQnBBn. (1) Admlnlstraäve Board medings shaH be convotod hy the Chalnnan of (he Admfntetratlve 8oafd In text form ^ectlon126b of the Gemian OvU Code). Such oonvocatlon shdl wsmt ms tater №an on the lOth day bofore the AdmlntetrnUve Board nwetlng. Dtepatch of the conyocatlon »ufnces to meet ft® j nötfce perfod. In the event of uigency,; äw Chafriman may shorten thts notloe period In a nasond?te mariner and may also convoke a meeanö oralty, by totephone or by other means of telecommunlcattoa The rules of procadure of tte Admhistraäve". Boaid may shorten th® noäce peilod (n sentenceZ generaliy or ft>r spectflc. sltuattons, (2) MN der Ejnberuft.ipfl sind Ort imd Ze(l der (2) Sitzung! sövaie dteTapeserdnung ittltzutaflen. EfgBnzyHBe" de^ Tageswdnunfl ^nd, seweft nicht etr> drtngendw FaB ebw spätare Mttteftwifl rechtfertigt. fi(^es(ens fünf Tage vctf der SKzurtg mlfasutflttten; dte Regdyngsn ^on Absatz 1 Satz 3 bis'6 dten The Ipcaüon and Urne of the tnedlng äs weil es the agwda ofthe tffeeVtog are to be riotltted tog&ther wtth the convocatlon. Affiendments to the agenda may be ^bmttted up to flve days prior to tt» Adnilrtsfrtitive Board meetth untess a later «<bnnledon ie WlMW2.03pt l. inwitf V**» 26

ent^pBdienti. In snaif^w. die nftM ofttnungsgemaß Btnfei ftufen sowie über Gegefflrtinde der Ti^esötxlnung, die nicht wdnungsgemfiß angäcond^t wonfen sind, darf ner bescfitowen wenfen, wnn kein VerwaltungerBtemItglled <widerspridrt. Abwesenden VtirwaltyngBratem^lteitem tel IR ebiiem solchen FaU Gelegenheit m geben, binnen einer vom Vonlteenijten zu bestimmenden angeinessenen Friet dar BBBChlussfessung zu widersprechen oder ihre Stimme nachtr^llch fltaugebm. Der Bwchluse wund erst vrirkwm, wenn (Ue abwesenden Vewaltungsrstsmf^Beder d@r Besdityssfassü»^ imerhaB» der Frist nicht wrtderBprochon (oäer Ihr züfleetimrtrt) oder Ihre Sßmme na<dTtraflBch absieben haben. Justlfied by sn uigent matte»; (he pn>vf8fons of pwa. (1) aentence 8 to S apply eocordtngly. In meeUi^a whlch war® not duly cowpked and on agenda may only be bald tf no mantwr or the Admlnfetrattve Boarxf rate&a an objeetlon. In such a case absent membörs af the Admlrdstratlve Board must be fllven (he oMsortunlty to otject to Uie resduflon wiüiln an appropriate period to b9 sflpulated by thb Chstrman or to cast Ws CB- her vt»te sübsequentfy. The rteohrtton shäU becoma sffecövB onty If thte period of tlme has etapsed wrtftout any ab»nt AdmlnfeirfiBve Baani member rdelnfl an oyecäon regaldlng (he resolutton or1f, wfthln ttits peitod of ttme, the absAnt AdmlnlBtratlve Board member consented to the resoluüon w tast Ms or her vote subsequenäy. (3) Im Anschluss an die Neuwahl des (8) VerwBltungsrete In einer Hauptvenammlung flndat dne VerwaltungsrBtsslteung »latt. zu der es einer besonderen glntadung ntoht bedarf. In dieser Sitzung wtfhtt der Verwattungsrat aus sefnsr. Mftte einen VöKdtzenden und dnen odw mehtare Stellvertreter. Subsequent to the ete^ion of the Admlnteitraäve Board at a shareholders' meeäng, the Adminlstraäve Board shaB meet writhout the requlrement of a sepaatB convocatlm. At thte meetlng, the Admlnletratlvä Board shall etoot one Chaftman and orte or more VIce- Chalnnon »rom sfnopg <te members, su BeschIusBfasBung 814 Adopäng Resolutlons (l) Beschlösse des VervfaHuhgsraits wenfön In der ftäflfel tn SBzüBtpen gflfassi Auf Anordnung des Vcnsltzeftden kann eine Besdilüssfas^un des Verwalturt (l) Administrative 8oari resolufion» äTgll gönerally be adopted In mwängs. By order pf (he Chalnnan, the AdmlntStraüve Boartfs resotuUons ma t4tU-3fl32-«30»l 27 auch a.ifi^ttölb VOR Sftaingeh (oder Im Wage der kombtnterten BescMussfcwunfl) ^w^h Wefonis<Ae Stownatosd», Säranisbgabe in Twtfonn <S128b BOB) ündfeder iinlw NKiteyog sonsBger Mttol der Talokonnnurikaäon odw dektrrtnlecher Medien erfolgen. IPür Form und Frtet der Anordnung gelten <Be BesBmmungsn des § 13 Absriz (1) und AbMita: (2) anteprechend. äteo be adof^sd outside of fneäüngs (or fcy wey of cömbthed vftbng precedure) by voäng vto telephone, texl fonn (S^tton 128t? pf theOennanChrfl Code) and/or by usSry oüw methods of teteponnmunlcaßon or dectronte metUa. ReganfiiKl formal requtremente and ttme period of tiw ojnder. the previdons of g 13 para, (1) Bnd para. p) »hall apply äccondlngty. (2) Auch ohne (rBchtzBlBge) Anordnung Im Sinne von Absatz (1) Ist eine Be^ddusstessuna In dörlnAbsatE (1) Satt 2 paianrrtw Wielse zulasse, wenn kein Vepwitone^etsrafeniltölied vtWwsprtcht. Nähere Röjielungen hleizu kann die Geschäfteönlnung des Veni№ltung$rats enthalten. (2) Evm wlthout a {Bmely Issutd) order virithln the nisanlng <rf p^ra. (1), adopBpg resoti^ons te perpiltelbte by uslng Ihe me&wris set out in pare. {1) sentence 2' provW^I ätat no Admlntstt'afiw Board member objtete. Furtber dötalls h thte c^iard may be wrt out in the Admlnlstraäve Boatfs rutes of procedure. (S) Der VBtwattunesnt tet beschluseKhlg, sotern mindestens die Hälfte seiner Mitglieder, aus denen er tnsgösanrt flerrtfift Sateung und BeMMüss der Hauptvi6ttamnnluna zu bestehen hat, an der BäschtussteMUi^ (annehmen. BescKDsse de.s Verwattungsr&ts werden, sovrotl nt^it anrinflsnda üasetzllc*» Rttöslunoeft oder diese Satzung etwas anderes bestlrnmeri. mit elnfecher Mehrheit der abgegebsnen Stimmen getesst. Oab&1 a"* ätimmenthattur^ ate Mltwlri<unfl an der Beschlussfessurg. aber nicht als Sßmmabgabe. Be« 8tfmmenöle?difw)t gibt die SUmme des VoreHzenden des Vemaltungsrets dpn Ausscrtag (SUchentSchsld); das gilt auch bei Wahtoh. Nimmt der Votettzende des VCTWH rtrts (3) The AdmlnlBtraävB Boanl hae a quwwn if at least half of tts membe» of wftom tt ha» to cpnslst altogeaw accordfng to äw aräctes df aesoctaBen and the r^sdufions of tbe General Meeting of Shar^hddert pBfltoipate In'the dBäBton- taklng. Untere öthewise sHpufated by : ffuandatory »tatutory proviatone or (hie ärfldes öfasBOdBäon, resolulfons cfthe Admlnlfiftättve Board shall be arfopted by slmpte ittqlority <rf th® '""t®8 ca* l" thts connwüort ebstenBons »halt be deemed to äönstltuteparfläpatlng.ln (he dedsion-taWng but not casttno a wte. in the event of a tfe, the Chalnman of the Admlnlslretfaw Board shall have 8 ! casäng vote; äite ehalt atso appty at; etooüons. If ttw Ghalnnan öf Ihe! SSS^SSSlt.i .»BBton-<Bn«i 28

an der Absümmung nicht teil, so steht seinem Stdhwäeter • das SllchentsGhekiungsmcht nicht zu, Acbntotstraäve Board does not partfd))flte In the decfeJw-teUr®. the \flce-Chafrman aha(|. not have , the ca«Ung vote. (4) Der VArätzende Ost befugt, Erklärungen des Venualtu^sr?^, dfe &ir DurcMQhning der BewWüsw erfondertlc^i elnd, to dessen Namen abzugeben. <4) TheChalimanteB uthOrteedonbehttfot the AdmbitetreBye Board to deUver dedareüons of the Admtatsb-aUve BoBrt whidi art raquiped te> bnptemBnt the resoluäons. S is Auseohflsse des Verwaltungsrate $16 Commlttees of the Adrnlnlslawüve Boanl (1) Dw VwwaHungsrat kann aus wlnsr Mitte Ausschüsse toUdai und Ihnen, soweit gesetdlch lyfässlg, auch Ang^^enhelten zur BeBdilussfaesung anstelte des Gesartri- Verwattungsrats zuwetepn, Nfiheres regelt die GeschäfteonJnung des Verwaltungsrats. (1) The AdmlnistraUve Board may establlsh oommfttees from among its niembere and, to the extorrt penntttad by law, flsslgn • to fhs' commlttees the responsIbllHy to take dedslon» In place <rf Ihe Administraflve Board BS a whole. Fyrther detalte are tat out In the Admlntetratlye Board's rutes at preöedure. . (% Für dte BeschruBsfilWgkelt und ^Z) Beschtyssfassung eines Ausschusses geUen <8e Röflelungen des § 14 mit der Mali8äb6 entsprecheral. dass TOr dte . BesdilussffiitigkßK sie» auf dis Anzara tfer VWWwter des Verwat&inßsrats gemäß Sateung und BesoWuss der Hwptvensammtung aitf. dte Anzahl der MltgUeder des jewelUgen Ausschusses abzusteften (st, an der BescftiUBsfesBung In einem Ausschüss Jedo* mlnctestens drei MltgDeder telln^hinen mfl&sen. Das ficfteotecftaldun t das Vorettzenderi The provlrions of-§ 14 shall apply accärdingly to a oonunltteB's quorum end Hs dedsfon^aldng provided that wft(i respwt to the qüorum - Instead of äie number af .AdintnistPBflve Board membere aocordlng to the arfldes öf eseöBlatton änd the »sotuUom of tha General Meeting of Sharehotöere - the numb6r of membere of the respecdve c&mmlttee shaU be dedshre, whereby at least three members must partldpate In a oommittee's dedsion-taldns. The 1tffn^t9S,SiSM i*. »Bn<alMB«»» rt. ril.1 llll. llKMll IWi*»' 29 besteht bei der BesoWussfaswng in <inwn Aysschiw nicht casUng vote of tt» Chalrman doee not affftf to rosofuttöniB et a cöflrantKefl. §1® v<ig0tung $16 Rerouncraäon (1) Die Mitglieder des Verwaltungsrats erhalten für "(1) The members of the Administrative Board shall jedes volle Geschäftsjahr ihrer Zugehörigkeit zum Verwaltungsrat eine feste Vergütung. Sie beträgt für jedes Verwaltungsratsmitglied EUR 80.000. receive a fixed remuneration for each füll fiscal year of Administrative Board memberehip. This remuneration amounts to EUR 80,000 for each Administrative Board member. Die feste Vergütung erhöht sich für die Wahrnehmung der nachfolgend genannten Positionen jeweils um den folgenden Betrag: (i) EUR 40.000 für den Vorsitzenden des Verwaltungsrats, (ii) EUR 20.000 für den stellvertretenden Vorsitzenden, (iii) EUR 18. 000 für den Vorsitzenden des Präsidial-'und Nominierungsausschusses, (iv) EUR 10.000 für sonstige Mitglieder des Präsidial- und Nominierungsausschusses, (v) EUR 20,000 für den Vorsitzenden des Prüfungsausschusses und (vi) EUR 12.500 für sonstige Mitglieder des Prüfungsausschusses. Bei Wahrnehmung mehrerer der vorstehenden Positionen durch ein Verwaltungsratsmitglied finden die betreffenden Erhöhungen kumulativ Anwendung. Verwaltungsratsmitglieder, die zugleich geschäfts- führende Direktoren der Gesellschaft sind, erhalten ausschließlich eine Vergütung für ihre Tätigkeit als geschäftsführender Direktor entsprechend ihrem jeweiligen Dienstvertrag. The fixed remuneration shall be increased by the amounts set out below for serving on the following posltions: (i) EUR 40,000 for the Chairman of the Administrative Board, (ii) EUR 20,000 for the Vice Chairman, (iii) EUR 18,000 forthe Chairman ofthe Presiding and Nominating Committee, (iv) EUR 10,000 for other members of the Presiding and Nominating Committee, (v) EU R 20,000 for the Chairman of the Audit Committee and (vi) EUR 12,500 for other members of the Audit Committee. If a member of the Administrative Board sen/es on severat of the above positions, the respective increase amounts shall apply cumulatively. Members ofthe Administrative Board who are also Managing Directors of the Company shall be compensated exclusively under their respective Service agreements for their duties carried out in their capacity äs Managing Director

(2) Die Vergütungen gemäß vorstehendem Absatz 1 sind zahlbar in vier gleichen Raten, jeweils fällig nach Ablauf eines Quartals. Verwaltungsrats- mitglieder, die nicht während eines vollen Geschäftsjahres dem Verwaltungsrat angehört haben oder die in Absatz 1 genannten Positionen innehatten, erhalten die jeweilige Vergütung zeitanteilig. (2) The remunerations pursuant to the foregoing para. (1) are payable in Tour equal installments, each due after the expiration of a quarter. Administrative Board members who served on the Administrative Board or in the positions mentioned in para. 1 for only part ofthe financial year shatl receive pro rata remuneration In accordance with the duration of their service. (3) Die Mitglieder des Verwaltungsrats erhalten ferner Ersatz aller Auslagen sowie Ersatz der auf ihre Vergütung und Auslagen zu entrichtenden Umsatzsteuer. (3) Furthermore, members ofthe Administrative Board shall be reimbursed for all out-of-pocket expenses and for the sales tax payable on their out-of-pocket expenses and remuneration. (4) Die Gesellschaft kann zugunsten der Verwaltungs- ratsmitglieder eine Vermögensschaden- Haftpflichtversicherung (D&O-Versicherung) zu marktüblichen und angemessenen Konditionen abschließen, welche die gesetzliche Haftpflicht aus der Verwaltungsratstätigkeit abdeckt. (4) The Company may take out financial loss liability insurance (D&O insurance) for the benefit of the members of the Administrative Board, under market-standard and appropriate terms and conditions, to cover legal liability arising from their activities on the Administrative Board.

6. Abschnitt. Die HauBttfflmammIuna Secttonfi.'Öenwal Me«äno .öf Sha»tihoMa»s §17 Ort und einbBrufiing S 17 Venue and CoiwocaUon -ff) Dte Hauirtvereammlyng •findet am öftz der OBsellsdiaft, am Ste einer deUhfchsn WBr^a|riwbäFse Otter 'an einem Ort In Deutschleuid Im Umkreis von 50 bi» vonrt SKz der Gewltechaft oder vom Sitz einer deutochen Wertßapterbörae statt. (1) the Ouwd Meeüno of Sha»»hold»»8 •haW be htfd at t» OWnpan/s t^lsterstf Office, at the tooaUon of a Gennan stod( exchar^e or at a place In Gennany tocated wiihtn a.SO km radlus of the Compan/B regtstered Office or of the locaäon of a Gcrman stock exchange. (2) Die Hauptvarsammlui^ wlnl durch den Vewalturigsrat oder die $ortst hteizu gesetelidi beftigteh Psrtiönen elnbarufen. (2) The General Meeäng of SharehoWere shall be conwned by the AdmMstratlve Board or by any ftirther persons airthoiteed by law, (3) Für die Fonn und Frtet dar Elnberufting gelten die gwetzltohen Vorschriften. (3} Form BTOI notlce pertöd nqufrements for catllng the shareholdere' meetfng shst) be govemed by Ihe statutory provlslons. S 18 818 Teilnahme und Ausübung das Sämmrechts Attendancs and Exerefae <rf Votlng Right (T) zur Teunahms'en dw HaUfXtWBammlung (1) und zurAuaflbung des Sfimmnchte sind nur dlejentgen AMipnäre berächflfit, t»? sich nach natoenw Maßfleb^ der nachfelgwitten Besämmungen rechteeitfg vor der Hauptversammlung angemeldpt-haben. Shareholdpra shall only be enttted to attend the Oeneral Meeting of; Sharehpldere and («erolw the vptlng <, right at such meeBi^ ff f(wy haviB »efltetered in dü& tbne bafore th6 Oen?rd Medng of Shsreholdere In accwrfance w№h the foBowtnjg more detalted provfslons. #(»i2>.Wi2.ü»yl iMaBf 32

(2) DI» ^uneldung muss' In deutscher oder ergllscher Sprsche In Textform oitor, sofem dfä6 In der EinberufiinB v<?ii|Wd»8Fl Ist, in einer dort naher bwflnnrtm elektronteohen Fonn ertygen, (2) The reglstraäon shall be In text fortn tn Gwnsn or In Engflsti,.or If pwlded tor In the convocaffon, in <6rtölher eleötrohte tonn a» lürthef detennbwd fce»dn. (3) Die AfimBldung musi der Gesellschaft Innwftgtb der SeBetdlch vongösehenBn Friet unter der In da- Elnberuftmg hlertör mttgetdlteh Adresse aygehen. In der Einbertrfung zur ^aup(w?Mioimlung kann staitdessen auch ur» künsere, in Tagen zu bemesser»de Frist vorgesehen wsrden. (3) TheregIstraBonmustberecölvedbyfte Company wtthln the atatutoiy time period ot the address a$ communlcated In th9 oonvocaäon. In the convocaütin förthB Gwwat MsiBßng c/ Sbanholdöre also a diorter period of tinw to b6 calculated (n dsys can Instead be sUpylafed; (4) Der Vewattungsrat ist am&dhSg/l vorzuseheni dass Aktionäre Ihre Stiminen auch ohne an der Vereammlung toüzunehtnsn. »chrtfUtch oder Im Wege elektronftfcher Komflnunlkaäon Abgeben können (Brtrtwahl). Der Vewaltungsrat kann Umfeng und Verfiahren der Briefwahl hn Bnzefnen regeln. (4) The AdmlntetraäVB Board Is authorized to allow thft sharehddere to cast their vote In wrKlno or by m<»n? of eleotnontc commufllcattons ^ostal vafe) urfthout havlnfl to attend tha Gen*rat Mtteäng vt Shärehdder» themselvea. The Administrative Board oan detwmlne the extent and thö procedure of thö postal votlnghi^dh'erdetails. (£) Der Verwsftungsfat tel ferner ennaditlgt vöizucehen. daw AKUpnare auch ohne selbst vor Ort atww&eod oder vertwten zu aein. im der Hauptvwtammtung tsBrwhtnen und sämtn^w oder dnzelnfl ihrer Rechte ganz oder taUwelse Im Wege efBl<tn»techer Kommunlkafion ausOben können (Onllne- TdinehRie). Der VöTwaftüngsrat tonn Umfang und VeifahnBrt der Online. TeHnahme hn Einzelnen regeln, (5) The Admlnfetretfve Board te fürther euäiorized to altou< that sharehddere altend ths Oenerä Ueeüng af Sharehoidere witfiout bring phystcatly preswt et the focaüon of the General Meeting of 6hareholdws thentwlves or by a rBpresentaüve and «cerds® dl or parte of thelr rißhte In whole or tn pari by way of electronte communlcaUons (online attendance). The Admlnhstrattve Board cen detamlne the eiäent and the »4tl.»3032-0i0»l reiB»>n*u»BBi 33

prooedure of die orfirw aäwidance In ftirtherdetaite. (6) DM Sflnmirecht Iwnn auch durch BevollmficWtsite swgMüt *»rden. FQr dte Fonn der Erteilung der Vollmacht, Ihwi VMdemrf und/äder den N&chwete tt?r Vollmacht können in der Bnbeiuftn^ Brfyöhtenmgen flegentltier der flesetcllch voigeachriebenen Form besftnnrt werden; frn Obrigen gelten W&rför dto gesBtztldien &esBmmunflw. Dfe Regelungen von g 135 AktG bleiben unberührt. . (6) The voäng right. can be exwtil^d through reprMWtaflves. Wuh r^aid to the form for the grauiäng of an authorlzatlon, te nstvoeatlon änd/or the proof vf euthorteätton, altevteüoTw from №e stalutoiy torm can be detennlned; Bpartttm thai, the pro^döns äf SeCUon 135 of the Gcnnan Stock Corporetlon Act remaln unaffected, §19 Vowte S is Chalr (1) Den Vorsitz der HairptvftreatnmlungfOlfft der Vorsltzencte des Verwanutigsrats oder ein enderes, vom VorBttzenden des Venvaltungsrets dazu bwthnmtes MngBed des Vewsltüngsrat? oderolnesöttöüga, vom Voreazanden des VeiwaHungsrpts dazu besämmtß Person (Vereammlunpstelter). Sofern der Vorstoenda des Verwattyngarrts nicht an dw Hsüptwreammtung teilnimmt und eine BiB^lmmuno nach. Säte 1 nibht getroffen hat oder dar Besttmmto vwhftidert Ist, erfolgt die Besßmmung des Vasemmlungsleltars durch <nU ^Intacher Mehrheit der abgegöbetMin SUmmen der anwesenden VenwaRungsratemftglleder zu fassenden Beeohli^s. Ist In der KeüptwrBammtung kein Veiwaltungffäsmltfltlled anwesend und Ist auch kdne ßesttmmung durch den Vorsitzenden getroffM worden bzw. Ist der BwUitimte verhlnd so wird der (1) The Generat MedUng of Sharetiotders Shell be preslded civer by the Chalrman of the Admlnlstraflve Board or by anottwr member of the AdmlnlstraUve Board SB äetormlned by tbe Chalnnen of Bw Adinlftistraäve Board or sny other peraon aa detennin»! by the CTisihnan sf the Admlnfstreäve Board (Ohrirtnan tff Ihe MesUng), If ü» Cft^rman of ü» j Admtntetratiye Board dötta not attend 1he Gsneral MeeHng of Sharbhotders artd häa not, made at^ sucn rullng accortlng to aertence 1 or the person determTned is prwented from attendhig, the Chalrm^n of fKe hAeeting shall be dBtwmfned by a resolutton adöpted wlth simple mejortty of the votes cast by the Admtnlstrative Board • members attendlng thft General Meeting of Shareholdere. (fno Admlnlstraüro Board mämbiBfattends (he General MeeUn of! (MlW.?fl32. BSÖyl MifuaWUtfi 34

Versammlungsleiter unter dem Vorsitz des Aktionärs mit dem höchsten in der Hauptversammlung erschienenen Anteilsbesitz oder seines Vertreters durch die Hauptversammlung gewählt.	Shareholders and also no determination by the Chairman of the Administrative Board has been made or the person determined is prevented from attending, the Chairman of the Meeting shall be determined by election of the General Meeting of Shareholders chaired by the shareholder with the highest degree of share ownership represented in the meeting or by its proxy.
(2) Der Versammlungsleiter bestimmt im Rahmen der gesetzlichen Bestimmungen die Reihenfolge der Gegenstände der Tagesordnung sowie Art und Form der Abstimmungen.	(2) Within the framework of statutory provisions, the Chairman of the Meeting shall determine the order in which the items on the agenda are to be dealt with and the type and form of voting.
(3) Der Versammlungsleiter kann das Frage- und Rederecht der Aktionäre zeitlich angemessen beschränken. Er ist insbesondere berechtigt, zu Beginn der Hauptversammlung oder während ihres Verlaufs den zeitlichen Rahmen des gesamten Versammlungsverlaufs, der Aussprache zu den einzelnen Tagesordnungspunkten oder der einzelnen Frage- und Redebeiträge angemessen festzusetzen.	(3) The Chairman of the Meeting may establish reasonable temporal limits for the shareholders' right to put questions and address the General Meeting of Shareholders, in particular, the chairperson shall be entitled to fix, at the beginning of the General Meeting of Shareholder or during its course, reasonable time frames for the entire General Meeting of Shareholders, for deliberations on the individual items of the agenda or for the individual contributions made by askers and speakers.
(4) Der Versammlungsleiter kann eine Übertragung der Hauptversammlung in Ton und Bild in einer von ihm näher zu bestimmenden Weise zulassen.	(4) The Chairman of the Meeting may permit audio and video transmission of the General Meeting of Shareholders in a manner which he shall define in further detail.
(5) Mitglieder des Verwaltungsrates können in Abstimmung mit dem Versammlungsleiter an der Hauptversammlung der Gesellschaft auch im Wege der Ton- und Bildübertragung teilnehmen, wenn sie dienstlich bedingt verhindert sind oder die Anreise zum Ort der Hauptversammlung mit erheblichem Zeit- oder Kostenaufwand verbunden wäre.	(5) In consultation with the Chairman of the Meeting, Members of the Administrative Board may also attend the Company's General Meeting of Shareholders by means of audio and video transmission, if such Members of the Administrative Board are tied up with business or their attendance would require time-consuming or expensive travel to the venue of the General Meeting of Shareholders.

35

s» . Hftiq»twBmmlungat>»ct»WB«e §26 l^aoluüon» efftw Ooneral M«tlng of 8Ha№htrid»n (1) Ot6 (teupjNiteaSmluog toStihnBBt nur In (1) Th? Öanerai Meattnq of Sftwheletett den hn Ö.wete oder fr> der Sateyng (hall öftly .pass rtteoIutiohB on surfi liesämmten Fätoi. mattea'? äs aUpulated by statutory law or (n äw Brtdos <^ ti8$od9tteo. ^) Seron rieh aus tten arfft^endeft VpTSGtwfflw nichts Abweichendes eigibt, fet <iie Hauptveraamntfung nur liescNusstthlg, wenn inlndestens ein IDritfet des ©rundkapttate der Qesellwhaft (n <ter Hayptvers^mmiwg vortreten tet (Quorum). Wird das Quorum nicht erreicht, BÖ ist unvä2äg8ch dne w&Herä Häuptversamitilung mit derrelben Tagesordnung elnzubenrfBn, welche ohne Rodcslcht auf das ww^em Gruntikapital der Qasellsdiaft btecWuwfih^ tet, wann hierauf in der Bnberufung hbiganrfesen worden Ist. (2) To the wtont msndätoiy «atutory law does not provhie tsfhwwlve, ü» Geiwral Me^Ing off ShantoldenB SheB ority be velfdly conBUtuted » at teast ona thtret of Ihe share capltal of ftia GtHnpany (s represented at ü» Gtttmal Meätag of ßhiateholders (quorum). In taB« the Öeneral MeeUng of Shareholden does not have <he qwrum, a ftirther Seneral Meeting of Sh&reholdete with the aame agwvdtl Wall be oonvoned urtthout undue detay. •wh!ch sbalt be valldly condltuted Iregartfleas of tte share .capltai of the Compary repfBsentöd f» the convocaüon expllcftly p^nto out to such fcd. (3) Die Beschlüsse der Hauptversammlung werden, soweit nicht zwingende gesetzliche Vorschriften oder die Satzung etwas anderes vorschreiben, mit der einfachen Mehrheit der abgegebenen Stimmen und, sofern das Gesetz außer der Stimmenmehrheit eine Kapital- mehrheit vorschreibt, mit der einfachen Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals gefasst. (3) Resolutions of the General Meeting of Shareholders shall be passed with a simple majority ofthe valid votes cast, unless a higher majority is required by mandatoiy law or by these Articles of Association and, if the law prescribes a capital majority in adcfition to the voting majority, by a simple majority of the share capital represented when the resolution is adopted. »4ti2^aa4isovi i*. »iBU»|i<un«un n1ini«](i—j—^- 36

Soweit nicht zwingende gesetzliche Vorschriften entgegenstehen, bedarf es für Satzungsänderungen einer Mehrheit von zwei Dritteln der abgegebenen gültigen Stimmen bzw., sofern mindestens die Hälfte des Grundkapitals vertreten ist, der einfachen Mehrheit der gültigen abgegebenen Stimmen. Sofern das Gesetz für Beschlüsse der Hauptversammlung außer der Stimmenmehrheit eine Kapitalmehrheit vorschreibt, genügt, soweit gesetzlich zulässig, die einfache Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals. Das in § 103 Abs. 1 Satz 2 AktG vorgesehene Mehrheitserfordernis bleibt unberührt.	Unless this conflicts with mandatory legal provisions, amendments to the Articles of Association require a majority of two-thirds of the valid votes cast or, if at least one-half of the share capital is represented, the simple majority of the valid votes cast. As far as the law requires a capital majority in addition to a majority of votes for resolutions of the General Meeting, a simple majority of the share capital represented at the time the resolution is passed shall be sufficient to the extent that this is legally permissible. The majority requirement set out in § 103 para. (1) sentence 2 German Stock Corporation Act (AktG) remains unaffected.
Beschlüsse, die gemäß § 20 Abs. 3 mit einfacher Stimmen- oder Kapitalmehrheit gefasst werden können sind insbesondere, aber nicht ausschließlich, alle Beschlüsse der Hauptversammlung über	Resolutions that can be passed with a simple majority vote or capital majority vote pursuant to Section 20 para. (3) are, in particular but not exclusively, all relevant resolutions of the General Meeting regarding
– Kapitalerhöhungen mit Bezugsrecht der Aktionäre gegen Einlagen (§ 182 Abs. 1 AktG), jedoch nicht für die Ausgabe von Vorzugsaktien ohne Stimmrecht (§ 182 Abs. 2 Satz 1 AktG),	– capital increases with shareholders' pre-emptive rights against contributions (Section 182 para. (1) AktG), but not for the issuance of non-voting preferred shares (Section 182 para (1) sent. 2 AktG),
– Kapitalerhöhungen aus Gesellschaftsmitteln (§ 207 Abs. 2 AktG i. V. m. § 182 Abs. 1 AktG), und	– capital increases from company funds (Section 207 para. (2) in conjunction with Section 182 para. (1) AktG), and
– Ausgabe von Wandelschuldverschreibungen, Gewinnschuldverschreibungen und sonstigen Instrumenten, auf die die Aktionäre ein Bezugsrecht haben (§ 221 AktG).	– the issuance of convertible bonds, profit participation bonds and other instruments for which the shareholders have a pre-emptive right (Section 221 AktG).

<4) jBdß Stttclt&RUB gäswflhrt eine $fitfune. (4) OnswteshaBbeeflörtJedtoeatfttw pBrvahieshare. 7. Abitchttltfc RtuBhhühtritteöünu und GewinnwerwaHdunü Sftütton 7. RendMlna of Accounfe and AOoreiWTtalten öf Pcofft» $21 JähftBsaibschtöBS S21 Annittl Rnandal Statemente ;Stölt der Venualtungsrat den Jahl'eBatSwhlu» №St, w kann er den 'JahtwOberechuss flanz oder Wlwetse In an^tee Oewlnnroddagen dnBteRpn. Die ElnstBBüngf dnw größ^reft T<tte ate cTer Hfiffle <jw jahrteübensdhusws (gt^doch nicht zyltedfl, wenn die ändern Geiwfrinrödtl^ßen die Hallte des Grundlupttsls <a»eretd0en oder soweit ete nach dar Einstellung die Hälfte Oberstdgen wthidBn. Vom JtJiresOtwrechuiw sind Jeweils die Betrage, die In die gBSetdich* Röddage einzustellen sind, und fltn Veriustwrtnsg vwal» atauztehen. tf (he Admhtstraäve Boarä approvas the annual flnanctal statanente. then 1t may a^Moprinte ttw annuat proftt for the year to oftar mvende №»ery« In «*iofe or In parf. Tbe ^ipropriaflen öf mw» Ihan half of tfw amiffll prüft för the yftar te not admteslüle, howwer, tf the other revenue reserves exceed hatf of the share capttal or Insöfar äs , they would exceed hetf of the eham oapltal föltoviring such äppropriatlon. Any smounts aHoäated to the statytey fww and any «scailrtUJated de^lt brought fomärd fröm ü» prtor year have to bs deätiiited fröm' Ihe annuet pnofit for the year In advanoe. §22 (Sewlnnysrwandung (l) Qber die VewrendurtB des Bltero^ewlnns beschließt de HauptwrBanmlunfl. Dte H tun Kann enstefle odär (1) §22 Dlsposal of Corpprato Profita The Genera) Meeting of eharehotden shefl dedde upen fce dlapoBal of co ortite rofHs. The-Gsnerel Meettn Mtl .viwnw dUpKtt^a*" 37 neben einer BaraussohOöung auch efne saonauescaiottung bwchN^n. mey resoh/a to malte äisWbuttons (n ktnd. In place of or ta addttron tö wsn dfetributtons, C2) Soweit die GeaellaBheÄ Genuswähetne awsegdwn hat oder auegrtien vrird und sich aus den JBweBteo" OenussTBCh<d>e^ing.ui^en Wr dte (nhabftr der GenusweKelne ef?» Ampruch auf AussfWlttung aus äan Blanzgewtnn äällrt, fei der Anspnidfi der AktJQnare aur diesen TeH des BBanzgewinns aysgestfitossen. CZ) Insafar w the Company has fssuali partfelpatfon certlflcates or does so In f future and tftho rospecäve condlöons of! the parttelpatton eertfflcates «ypitdla that <he buwws of thfe partlcipaäön ceräfteates aro enfltled to tßsfrflgutton rf l dMdends from Cie net lru?ome, Uie shareholdere' enflfenient to ftte part <rf the net incöme shäll be wducte.d. Nach Ablauf ehies GeschäNahres kann der (3) After exptTötton öf a financial year, the VerwaKungsrat unter BegcNhidg der Vorgabeii das §58 AktO auf den vorau^lchälohen BtlanzgBwinn einen Abschlag an dte Akäonann zahton. AdmlrdstrBBve Öjoand may, In aocordawe wlth tha rBC|ulnmenfe of SwsBonS» tif Ihe Qennan Stock Corpwaflon Act< pay to the shareholdem an Instalment of fte expected balanoe sheetproffls. S. AfcwhnKL ScftlüwbeBtfnuhünoBö Sactlon 8: Flnel Provtslons §23 OrandvngB»uftw»n<l §23 Exp»n»w for Formation [Sie Kosten der Grondung tragen die Gründer. Th» föunrfers shall bear the coäs of the fennatlon. l W iA.n>aiB»i4ais» 38

§24 Sahratorische Ktouwl 824 SweraMUty Clause Sflttten eine oder mdvwa Bestltpmungen dieser Vw» tsr fievwat provlslons of <he»e arttelM oT Satzwftg, ganz odw In Teilw nlohtfg oder aÄOGlBUGhaFeorwtHbecome Invalid In wh&le •unwlNcsam wän wtw wenteft, so vrint dtei eättfok^t Gf In part, (he valMity cf frl» remalrrfdfl pari» of; da-eätsaing Im Obffefen hlwvon nfcht twrflhrt. (hs artfdes of aawdation femalnt UTOffeiABd. 1 S5C Sonstiges $25 MfecdlaneouB BelAbwetehuhg der äigltschen von derdeytechen Fassung dieser Sfeung Ist plteln die deutsche Faaswig ausschlaggebend. In äis ewnt <rf dwlaäons of tta Engiteh Version front the German verdon of ftese artldes of assodatfon, Uie Gennan veraton shaN prevan. M^as-w»i. —__.. 39 ^^fc». •^](TT»^*>.

Bescheinigung gemäß §181 Abs. 1 AktG Certificate pursuant to Section 181 para 1 Stock Corporation Act (AktG) Ich bescheinige hiermit, dass die geän- derten Bestimmungen der Satzung der Spark Networks SE mit Sitz in München mit dem Protokoll der Hauptversammlung über die Satzungsänderung vom 31. August 2022 und die unveränderten Bestimmungen mit dem zuletzt dem Han- delsregister eingereichten vollständigen Wortlaut der Satzung übereinstimmen. l hereby certify that the wording of the Articles of Association of Spark Networks SE with its registered Office in Munich contains the provisions of the articles of association äs amended by the resolution of the general meeting dated 31 August 2022 and the unchanged pro- visions of the articles of association cor- respond to the complete wording of the articles of association which have been filed with the commercial registry most recently. Berlin, 07. 09. 2022 gez. Dr. Hans M. Seiler Notar / Notary L. S.

Hiermit beglaubige ich die Übereinstimmung der in dieser Datei enthaltenen Bilddaten (Abschrift) mit dem mir vorliegenden Papierdokument (Urschrift). Berlin, den 12.09.2022 Dr. Friedemann Eberspächer, Notar